Exhibit 3


                             JOINT FILING AGREEMENT


                     This will confirm the agreement by and between the undersigned that the Amendment No.1 to Schedule 13D filed on or about this date with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.001 per share, of Level 8 Systems, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: January 31, 2002

                            MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            By:  /s/ Jonathan N. Santelli
                                ----------------------------------------------
                                 Name: Jonathan N. Santelli
                                 Title:  Assistant Secretary


                            MERRILL LYNCH GROUP, INC.

                            By:  /s/ Andrew Quigley
                                ----------------------------------------------
                                 Name: Andrew Quigley
                                 Title:  Secretary


                            MERRILL LYNCH & CO., INC.

                            By:  /s/ Jonathan N. Santelli
                                ----------------------------------------------
                                 Name: Jonathan N. Santelli
                                 Title: Assistant Secretary


                            MLBC, INC.

                            By:  /s/ Jonathan N. Santelli
                                ----------------------------------------------
                                 Name: Jonathan N. Santelli
                                 Title: Assistant Secretary